               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

               __________________________________

                         FORM 8-K

                       CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): NOVEMBER 6, 2000


                      ZOLTEK COMPANIES, INC.
       (Exact name of registrant as specified in its charter)


       MISSOURI                 0-20600             43-1311101
   (State or other          (Commission File     (I.R.S. Employer
   jurisdiction of              Number)           Identification
    organization)                                    Number)


      3101 MCKELVEY ROAD
      ST. LOUIS, MISSOURI                             63044
      (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (314) 291-5110



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On November 6, 2000, Zoltek Companies, Inc., a Missouri corporation (the "Company"), sold all of the issued and outstanding share capital of its subsidiary Structural Polymer (Holdings) Limited, a corporation organized under the laws of England and Wales ("SP Systems"). The sale was effected pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of November 6, 2000 (the "Agreement"), by and among the Company, Structural Polymer Group Limited ("SP Group") and fifteen former shareholders of SP Systems (the "SP Shareholders") from whom the Company acquired SP Systems in November 1999. Pursuant to the Agreement, as consideration for the sale of SP Systems' outstanding share capital to SP Group, the Company received $30 million in cash and a note receivable in the principal amount of $5 million, the Company reacquired approximately 2.5 million shares of the Company's common stock from the former SP Shareholders, and was repaid approximately $7.3 million of intercompany loans. In connection with the transaction, the Company and SP Group also entered into a 10-year supply agreement pursuant to which the Company will supply carbon fibers to SP Systems, and a Patent and Technology License Agreement under which the Company will utilize SP Systems' formulations for the Company's prepreg and formulated products and the Company was granted a license to offer SP Systems' propriety SPRINT composite process technology. The consideration payable pursuant to the Agreement was determined through arms'-length negotiations between the parties to the Agreement.

          The Company utilized the cash proceeds of the sale of SP Systems to repay amounts outstanding under the Company's senior credit agreement with its bank.

          The foregoing description is qualified its entirety by the complete text of the Agreement included as Exhibit 10.1 to this Current Report on Form 8-K.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial statements of businesses acquired.
               -------------------------------------------
Not required.

          (b)  Pro forma financial information. The
               -------------------------------
following unaudited pro forma combined financial statements of Zoltek giving effect to the divestiture of SP Holdings are filed herewith:

          Unaudited Pro Forma Condensed Balance Sheet as of
            June 30, 2000
          Notes to Unaudited Pro Forma Condensed Balance
            Sheet as of June 30, 2000
          Unaudited Pro Forma Condensed Statement of
            Operations for the Nine Months Ended June 20,
            2000
          Notes to Unaudited Pro Forma Combined Condensed
            Statement of Operations for the Nine Months Ended
            June 30, 2000

          (c)  Exhibits.  See Exhibit Index.
               --------


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               PRO FORMA FINANCIAL INFORMATION
               -------------------------------

          On November 6, 2000, the Company divested its wholly-owned subsidiary Structural Polymer (Holdings) Limited
("SP Systems") in order to further focus management resources to execute the Company's carbon fibers strategy and deleverage the Company's balance sheet.

          In connection with the sale, the Company received $30,000,000 in cash, an interest-bearing note receivable of $5,000,000 and 2,499,993 shares of the Company's common stock, and was repaid $7,923,690 consisting of intercompany loans, accrued interest and closing expenses. The note receivable is an obligation of the buyer and accrues interest at a 9.5% per annum rate and is payable in full in 2002. Cash proceeds received from the sale and repayment of the intercompany loans were used to retire $35,375,000 of bank debt and interest of $794,980.

          In addition, the Company entered into various agreements which provide for continuing relationships with SP
Systems. These include a long-term carbon fiber supply agreement, an agreement to utilize SP Systems' resin formulations and a license agreement for the Company to manufacture SP Systems' proprietary SPRINT composite materials.

          The Company originally acquired SP Systems on
November 19, 1999 for $30,000,000 cash and 2,499,993 shares of the Company's common stock.

          As a result of the sale of SP Systems, the Company will report the results of SP Systems as discontinued operations as defined in Accounting Principles Board Opinion
No. 30.

          The pro forma financial information is not intended to be indicative of the actual results had these transactions occurred as of the dates indicated below nor do they purport to indicate results which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Zoltek Companies, Inc., including its consolidated financial statements and the notes thereto as of and for the fiscal year ended September 30, 1999, included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the Securities and Exchange Commission.

          The Unaudited Pro Forma Condensed Balance Sheet gives effect to the sale of SP Systems and related transactions as if they had been completed on June 30, 2000. The Unaudited Pro Forma Condensed Statement of Operations gives effect to the sale of SP Systems and related transactions as if they had been completed on October 1, 1999.

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
                            UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                        AS OF JUNE 30, 2000
                               (Amounts in thousands of U.S. Dollars)

                                                   Historical       Pro Forma       Notes to        Pro Forma
                                                     Zoltek        Adjustments     Adjustments        Zoltek
                                                   ----------      -----------     -----------      ---------
Cash and cash equivalents                          $  1,404          $  1,902          (1)          $  3,306
Marketable securities                                 1,273                 -                          1,273
Accounts receivable, net                             27,585           (13,810)         (2)            13,775
Inventories, net                                     40,396            (7,410)         (2)            32,986
Prepaid expenses                                        652                 -                            652
Other receivables                                     1,557            (1,305)         (2)               252
Refundable income taxes                                 200                 -                            200
                                                   --------          --------                       --------
     Total current assets                            73,067           (20,623)                      $ 52,444

Notes receivable                                          -             5,000          (3)             5,000
Property and equipment, net                          94,494           (10,596)         (2)            83,898
Other assets                                          1,940              (684)         (2)             1,256
Intangible assets (including goodwill), net          46,262           (44,414)         (2)             1,848
                                                   --------          --------                       --------
     Total assets                                  $215,763          $(71,317)                      $144,446
                                                   ========          ========                       ========

Short-term notes payable                           $  1,257          $      -                       $  1,257
Current maturities of long-term debt                  5,497            (4,250)         (4)             1,247
Trade accounts payable                               20,749           (11,343)         (2)             9,406
Accrued expenses and other liabilities                6,152              (407)         (2)             5,745
Income taxes payable                                  1,484            (1,484)         (2)                 -
                                                   --------          --------                       --------
     Total current liabilities                       35,139           (17,484)                        17,655

Long-term debt, less current maturities              45,548           (32,709)         (4)            12,839
Other long-term liabilities                             768              (417)         (2)               351
Deferred income taxes                                 1,726              (448)         (2)             1,278
                                                   --------          --------                       --------
     Total liabilities                               83,181           (51,058)                        32,123
Majority interest in consolidated partnership           658                 -                            658

Common stock                                            187                 -                            187
Additional paid-in capital                          127,677                 -                        127,677
Retained earnings                                    27,509            (5,579)         (5)            21,930
Treasury common stock                                  (118)          (19,062)         (6)           (19,180)
Accumulated other comprehensive
     income (loss)                                  (23,331)            4,382          (2)           (18,949)
                                                   --------          --------                       --------
Total shareholders' equity                          131,924           (20,259)                       111,665
                                                   --------          --------                       --------
Total liabilities and shareholders' equity         $215,763          $(71,317)                      $144,446
                                                   ========          ========                       ========


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NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                AS OF JUNE 30, 2000
      (Amounts in thousands of U.S. Dollars)



(1) To record proceeds received from the sale of SP Systems of $37,924, less cash paid to repay Zoltek debt and accrued interest of $36,170 and SP Systems' recorded cash balances, net of closing expenses of $148.

(2) To eliminate the recorded balances of SP Systems as of June 30, 2000.

(3) To record the note receivable due to Zoltek from the sale consideration.

(4) To record the repayment of debt to Firstar Bank and other third parties. Repayment to Firstar Bank was $4,250 of current maturities of long-term debt plus $31,125 of long-term debt. The remainder was debt of SP Systems assumed by the buyers.

(5) To record a charge for impairment of goodwill as of September 30, 2000, net of the gain on sale of SP
     Systems.

(6) To record the treasury stock received as part of the sale consideration (2,500 shares at $7.625 per share).


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
                       UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                              FOR THE NINE MONTHS ENDED JUNE 30, 2000
                   (Amounts in thousands of U.S. Dollars, except per share data)

                                                      Historical       Pro Forma       Notes to        Pro Forma
                                                        Zoltek        Adjustments     Adjustments        Zoltek
                                                      ----------      -----------     -----------      ---------

Net sales                                               $96,711         $(39,212)         (1)           $57,499
Cost of sales - products sold                            73,085          (27,719)         (1)            45,366
                                                        -------          -------                        -------
      Gross profit                                       23,626          (11,493)                        12,133
Available unused capacity costs                           3,398                -                          3,398
Selling, general and administrative expenses             20,580           (8,409)         (1)            12,171
Goodwill amortization                                     1,977           (1,972)         (1)                 5
Special charge - impairment of goodwill                       -           (5,521)         (2)            (5,521)
                                                        -------          -------                        -------
Operating loss from continuing operations                (2,329)          (6,633)                        (8,962)
Other income (expense):
      Interest income                                       512              (69)         (1)               443
      Interest expense                                   (2,956)           2,336          (1)              (620)
      Gain on sale of SP Systems                              -              339                            339
      Other, net                                            (72)               6          (1)               (66)
                                                        -------          -------                        -------
Loss from continuing operations before
      income taxes and extraordinary item                (4,845)          (4,021)                        (8,866)
Benefit for income taxes                                  1,023              333          (3)             1,356
                                                        -------          -------                        -------
      Net loss before majority interest in
         consolidated partnership                        (3,822)          (3,688)                        (7,510)
      Majority interest in loss of consolidated
         partnership                                        146                -                            146
                                                        -------          -------                        -------
      Net loss before extraordinary item                 (3,376)          (3,688)                        (7,364)
      Extraordinary loss - writeoff of loan
         origination fees, net of tax benefit                 -             (397)         (4)              (397)
                                                        -------          -------                        -------
Net loss                                                $(3,676)         $(4,085)                       $(7,761)
                                                        =======          =======                        =======

Net loss per share:
      Basic and diluted net loss per share              $ (0.20)                                        $ (0.48)

Weighted average common shares
      outstanding - basic and diluted                    18,245           (2,044)         (5)            16,201




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NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
            FOR THE NINE MONTHS ENDED JUNE 30, 2000
             (Amounts in thousands of U.S. Dollars)



(1) To eliminate the operations of SP Systems for the period beginning from acquisition date of November 19, 1999 to June 30, 2000.

(2)  To record the impairment of goodwill related to SP
     Systems as of September 30, 2000.

(3) To record the additional tax benefit that results from the elimination of SP Systems operations. In addition, the Company recognized for tax purposes a deferred tax asset of $680. However, due the uncertainty of utilizing the capital loss against future capital gains, a full valuation reserve of $680 was established.

(4) To record the writeoff of loan origination fees ($620), net of the tax benefit of $223.

(5) To adjust the weighted shares outstanding during the period October 1, 1999 to June 30, 2000 as a result of the sale.



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                    SIGNATURES

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 20, 2000

                         ZOLTEK COMPANIES, INC.



                         By   /s/ Daniel D. Greenwell
                              -------------------------------------
                              Daniel D. Greenwell
                              Chief Financial Officer and Secretary



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                   EXHIBIT INDEX


Exhibit
Number                         Description
-------                        -----------

  2.1          Stock Purchase Agreement, dated as of
               November 6, 2000, by and among Structural
               Polymer Group Limited, Zoltek Companies, Inc.
               and certain shareholders of Zoltek Companies, Inc.

  99           Press Release, dated November 6, 2000



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